EXHIBIT 23

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Prospectuses of Baltimore Gas and Electric Company prepared in accordance with the requirements of Forms S-8 (File Nos. 33-56084 and 33-59545) and Forms S-3 (File Nos. 33-49801,
33-45260,   33-33559,   33-57658,  and  333-19263)   and   the   Prospectus   of
Constellation Energy Corporation prepared in accordance with the requirements of Form S-4 (File No. 33-64799) of our report dated January 17, 1997 accompanying the consolidated financial statements and the consolidated financial statement schedule of Baltimore Gas and Electric Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in this Annual Report on Form 10-K of Baltimore Gas and Electric Company.


                                                  /s/ Coopers & Lybrand L.L.P.
                                                  ______________________________
                                                  COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
March  28, 1997